EXHIBIT 10.1

FIRST AMENDMENT TO THE MEMORANDUM OF UNDERSTANDING

BY AND AMONG THE SANTA MARGARITA WATER DISTRICT, CADIZ INC., FENNER GAP MUTUAL WATER COMPANY AND SAN BERNARDINO COUNTY

Related to County Ordinance for Desert Groundwater Management

This First Amendment (“Amendment”) to the Memorandum of Understanding (“MOU”) entered into by and between Santa Margarita Water District, a California water district (“SMWD”), Cadiz Inc., a Delaware corporation (“Cadiz”), Fenner Gap Mutual Water Company, a California nonprofit mutual benefit corporation (“FGMWC”), and San Bernardino County, a political subdivision of the State of California (“County”), related to County Ordinance for Desert Groundwater Management is made and effective as of the last date signed below (“Effective Date”).  SWMD, Cadiz, FGMWC, and County are each individually referred to herein as “Party” and collectively referred to herein as “Parties.”

RECITALS

A.        The County adopted a Desert Groundwater Management Ordinance, San Bernardino County Code Title 3, Division 3, Chapter 6, Article 5, Sections 33.06551, et. seq. (“Ordinance”) for the protection of groundwater resources in the County, which is intended to ensure that extraction of groundwater does not exceed the safe yield of affected groundwater aquifers and to protect groundwater sources within the unadjudicated, unincorporated desert regions of the County, including the health of individual aquifers and the continued ability of those aquifers to store and maintain water.

B.        The operation of groundwater wells may be excluded from the Ordinance where the operator has developed a Groundwater Management, Monitoring, and Mitigation Plan (“GMMMP”) approved by the County, and the operator and the County have executed a memorandum of understanding that complies with the provisions of the Ordinance and ensures that it remains enforceable by the County.

C.        On May 1, 2012, via Resolution No. 2012-55, the County Board of Supervisors (“Board”) approved the MOU in compliance with Section 33.06552 of the Ordinance in connection with the future consideration of a GMMMP for the Cadiz Valley Groundwater Conservation, Recovery, and Storage Project (“Project”).  The County Board authorized the County Chief Executive Officer to execute the MOU upon approval and execution by SMWD, Cadiz, and FGMWC.  On June 27, 2012, all Parties approved and executed the MOU.

D.        On October 1, 2012, via Resolution No. 2012-176, the County Board considered the Project’s Environmental Impact Report, made Responsible Agency findings, adopted a Statement of Overriding Considerations and Mitigation Monitoring and Reporting Plan, approved the GMMMP, and authorized an exclusion for Phase 1 of the Project under the County Ordinance.

E.         After executing the MOU, Fenner Valley Mutual Water Company amended its Articles of Incorporation with the California Secretary of State changing its name to Fenner Gap Mutual Water Company and the County of San Bernardino amended its Charter changing its corporate name to San Bernardino County.

F.         The Parties now desire to amend the MOU related to certain Project benefits for future San Bernardino County users.  Specifically, the Parties desire to update the designation of the water suppliers that may benefit from the County’s reserved water rights, to increase the amount of the total Project annual yield that will be reserved for the benefit of future County users, and the available method of delivery and conveyance of Project water requested pursuant to the MOU.

G.        The obligation of the Parties and changes authorized by this Amendment establish priorities for the future beneficial use of Project water and are conditioned upon compliance with all applicable laws, including, but not limited to, the California Environmental Quality Act (“CEQA”).

H.        This Amendment does not alter previous findings regarding the GMMMP or the exclusion of the Project from compliance with the permitting requirements of the Ordinance.

AMENDMENT NO. 1

NOW, THEREFORE, in consideration of the foregoing Recitals, which Recitals are incorporated herein by this reference, and for the mutual covenants and conditions contained herein, the Parties agree as follows:

1.         Updated References.  All reference in the MOU to “Fenner Valley Mutual Water Company” or “FVMWC” are hereby replaced with “Fenner Gap Mutual Water Company” or “FGMWC” and all references to “County of San Bernardino” are hereby replaced with “San Bernardino County.”

2.         Paragraph 10 Amendments.  Paragraph 10 of the MOU is amended in its entirety to read as follows:

10.       County Reserved Water.

(a)        FGMWC and Cadiz will reserve twenty-five thousand acre-feet (25,000 af) of groundwater underneath the Cadiz Property until that water can be delivered as designated by the County.

(b)        FGMWC and Cadiz shall deliver any part of the 25,000 af to the Colorado River Aqueduct (“CRA”) or other available conveyance system upon request by the County.

(c)        FGMWC and Cadiz shall deliver the stored water to the selected conveyance system at no cost to the County.

(d)       If any public water service provider in the Mojave watershed region (public Mojave region water provider) communicates its intent in writing to participate in the Project by facilitating the delivery of water from the Project to disadvantaged communities in the Mojave region service area, then the County will make this one-time supply of twenty-five thousand acre-feet (25,000 af) available exclusively to any public Mojave region water provider or its designees.  If any public Mojave region water provider does not provide the County with such notice, then the County may make the water available for any price to any party that it may determine, in its complete discretion.

(e)        All deliveries will be made within five (5) years from the date of any County request for delivery that follows the completion of Project construction.

(f)        The County shall bear all costs of environmental review and permitting attributable to delivery of this stored groundwater.

3.         Paragraph 11 Amendments.  Paragraph 11 of the MOU is amended in its entirety to read as follows:

11.       County Priority and Reserved Rights for Future Use. One hundred percent (100%) of the total Project annual yield not subject to a binding written agreement as of the date of this First Amendment, will be made available to public water systems in San Bernardino County on a first priority basis. In addition, twenty percent (20%) of the total Project annual yield will be reserved for the benefit of future San Bernardino County users for a period of fifty (50) years.

(a)        Upon Commencement and each ten-year anniversary thereafter, the County on behalf of any public water supplier in the County may exercise some or all of its reserved right to the annual yield of the Project (cumulative of all requests).  To exercise its priority and reserved right to the Project’s annual yield, the County or its designee must submit a written notice to the Parties in accordance with the procedures in sub-paragraph 11(g) and Paragraph 23, below, and the notice must be received by the Parties no later than the anniversary dates referenced in this sub-paragraph 11(a).  In its discretion upon such a request, the County may assign some or all of its reserved right to the public water supplier.

(b)        To obtain the water pursuant to this Paragraph 11, the County or its assignee must agree to execute a “take or pay” agreement on terms similar to those of other public water suppliers participating in the Project for the delivery of the water and agree to reimburse the Project, and specifically the Project Participant(s), for their pro-rata allocated share of capital costs, if any, attributable to that quantity of water requested.

(c)        The “take or pay” contract must be coterminous with the remaining years of the Project.

(d)       This groundwater will be made available as requested by the County or its assignee within one (1) year of the request, provided that the request is in compliance with all applicable laws, including but not limited to the California Environmental Quality Act.  The County or its assignee will bear the full cost of environmental review and permitting.

(e)        None of the one-time supply of 25,000 af of stored groundwater delivered to the County, its designee, or any public Mojave region water provider pursuant to Paragraph 10, above, shall be counted towards the twenty percent (20%) of annual Project yield reserved for the County in this Paragraph 11.

(f)        If any public Mojave region water provider or another public water supplier within the County elects to participate in the Project under a long-term contract, that amount of annual water delivered to any public Mojave region water provider or such other public water supplier beyond the one-time water delivered pursuant to Paragraph 10(d), if any, shall count towards the twenty percent (20%) of annual Project yield reserved for the County in this Paragraph 11.

(g)        FGMWC and Cadiz may deliver water for beneficial use outside the County only if the priority right is satisfied or deemed to be waived in accordance with the following procedures: (1) Cadiz first provides the County sixty (60) days written notice of its intention to execute a binding agreement(s), along with a copy of the proposed agreement(s); (2) if the County, within its complete discretion, designates a public water system(s) to execute a substitute binding agreement on substantially similar terms within the 60-day notice period, the designated public water system(s) shall have an additional sixty (60) days within which to do so; (3) if the County fails to designate a public water system(s) or the County designated public water system(s) fails to timely execute a substitute binding agreement(s), the priority right is deemed to be waived, and Cadiz may execute the proposed agreement(s).

4.         Amendment.  In the event of any inconsistency between the provisions of this Amendment and the terms of the MOU, the provisions of this Amendment shall control.  Except as specifically amended herein, however, all of the terms and conditions of the MOU shall continue in full force and effect.

5.         Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. The Parties shall be entitled to sign and transmit an electronic signature of this Amendment (whether by facsimile, PDF or other mail transmission), which signature shall be binding on the Party whose name is contained therein.  Each Party providing an electronic signature agrees to promptly execute and deliver to the other Partys an original signed Amendment upon request.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment by authorized officials thereof on the dates indicated below.

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SANTA MARGARITA WATER DISTRICT
Dated: November 2, 2023

APPROVED AS TO FORM:

By: /s/ Frank Ury	By: /s/ Scott Smith
Title: Board President	Title: General Counsel

CADIZ INC.
Dated: November 2, 2023

APPROVED AS TO FORM:

By: /s/ Susan P. Kennedy	By: /s/ Jessica Diaz
Title: Chair of the Board	Title: General Counsel

FENNER GAP MUTUAL WATER COMPANY
Dated: November 2, 2023

APPROVED AS TO FORM:

By: /s/ Susan P. Kennedy	By: /s/ Jessica Diaz
Title: President	Title: General Counsel

SAN BERNARDINO COUNTY
Dated: November 2, 2023

APPROVED AS TO FORM:
TOM BUNTON, County Counsel

By: /s/ Dawn Rowe	By: /s/ Jason Searles
Title: Dawn Rowe, Chair, Board of Supervisors	Title: Jason Searles, Supervising Deputy
County Counsel

SIGNED AND CERTIFIED THAT A COPY OF THIS DOCUMENT HAS BEEN DELIVERED TO THE CHAIRMAN OF THE BOARD

Lynna Monell
Clerk of the Board of Supervisors
San Bernardino Count

By: /s/ Lynna Monell
Deputy